Exhibit 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three and Six Months Ended June 30, 2008
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including, but not limited to tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, retail and credit market conditions, land sales in our Master Planned Communities segment, the cost and success of development and re-development projects, and our ability to successfully manage growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K (as amended by Amendment No.1 to such report filed in Form 10-K/A), which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
June 30, 2008
Table of Contents
All information included in this supplemental package is unaudited and is as of June 30, 2008, unless otherwise indicated.

Corporate Overview	1 - 3
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Calendar of Events	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2
Research Coverage	3

Second Quarter 2008 Earnings Announcement	4-15

Supplemental Financial Data*	16-34
Summary Retained FFO & Core FFO	16
Tenant Allowances,Straight Line Rent, & SFAS #141 & #142	17
Trailing Twelve Month EBITDA and Coverage Ratios	18
Comparable NOI Growth	19
Master Planned Communities	20-22
Capital Information	23
Changes in Total Common & Equivalent Shares	24
Common Dividend History	25
Debt Maturity and Current Average Interest Rate Summary	26
Summary of Outstanding Debt	27-34

Supplemental Operational Data	35-38
Operating Statistics, Certain Financial Information & Top Tenants	35
Retail Portfolio GLA, Occupancy, Sales & Rent Data	36
Retail and Other Net Operating Income by Geographic Area at Share	37
Lease Expiration Schedule and Lease Termination Income at Share	38

Expansions, Re-developments & New Developments	39-41

*	The supplemental financial data should be read in conjunction with the Company’s second quarter earnings information (included as pages 4-15 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial data.

Corporate Overview

Corporate Profile
General Growth Properties, Inc. (GGP) and its predecessor companies have been in the shopping center business for over fifty years. GGP is one of the largest U.S.-based publicly traded real estate investment trusts (REIT) at approximately $38.8 billion in total market capitalization. The Company currently has ownership interest in, or management responsibility for, a portfolio of more than 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide.
Since going public in 1993, GGP has achieved the highest per share Funds From Operations (FFO) growth in the regional mall sector, 15% on a compounded annualized basis through 2007. Average occupancy at June 30, 2008 was 93.2% and tenant sales per square foot were $459. The Bucksbaum family, which founded GGP, is still engaged in the operation of the company’s day-to-day business activities. Assuming conversion of the Operating Partnership units, the Bucksbaum family and senior management own approximately 25% of the Company.
Corporate Overview
The corporate mission of GGP is to create value and profit by acquiring, developing, renovating, and managing regional malls in major and middle markets throughout the United States. The Company provides investors an opportunity to participate in the ownership of high quality income producing real estate while maintaining liquidity. The Company’s primary objective is to provide increasing dividends and capital appreciation for its stockholders.
Stock Listing
Common Stock
NYSE: GGP

Calendar of Events

Quarter End — Third Quarter 2008	Sept. 30, 2008
Earnings Release — After the Market Close	Oct. 30, 2008
Quarterly Conference Call — 8:00 am CST	Oct. 31, 2008
Current Dividend
GGP declared its third dividend for 2008 in the amount of $0.50 per share, payable to common stockholders of record on July 17, 2008, with payment on July 31, 2008. The current dividend represents an increase of 11% over the dividend of $0.45 per share paid for the same period last year. The Company reviews its dividend policy annually, usually prior to the fourth quarter dividend announcement, which is typically made in early October. The Company has, as a result of this review, raised its dividend every year since going public in April of 1993 when the (split-adjusted) initial quarterly dividend was approximately $0.12 per share. These annual increases have allowed GGP to increase its dividend at a compound annual growth rate of 10% since going public.

Investor Relations	Transfer Agent

Tim Goebel	BNY Mellon
Director, Investor Relations	Shareowner Services
General Growth Properties	480 Washington Blvd
110 North Wacker Drive	Jersey City, NJ 07310
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-5199	Foreign Stockholders:
Fax (312) 960-5475	+1 201 680-6578
tgoebel@ggp.com

Debt Ratings

Standard & Poors — Corporate Rating	BB+
Standard & Poors — Senior Debt Rating	BB -
Standard & Poors — TRCLP Bonds Rating	BB -
Moody’s — Senior Debt Rating	Ba2
Moody’s — TRCLP Bonds Rating	Ba2

Please visit the GGP web site for additional information:	www.ggp.com

Ownership Structure as of June 30, 2008
* Share count includes common shares
and common Operating Partnership units

Total Market Capitalization - As Measured by Stock Price (dollars in thousands)		June 30, 2008

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)		$27,474,501

Perpetual Preferred Units
Perpetual Preferred Units at 8.25%	$5,000

Convertible Preferred Units
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	64,236

	116,006

Other Preferred Stock	476

Total Preferred Securities		$121,482

Common Stock and Common Operating Partnership Units
Stock market value of 267.7 million shares of common stock and 51.8 million shares of Operating Partnership units (which are redeemable for an equal number of shares of common stock) — outstanding at end of period (b)		$11,192,332

Total Market Capitalization at end of period		$38,788,315

(a)	Excludes liabilities to special improvement districts of $71.0 million, minority interest adjustment of $71.5 million and purchase accounting mark-to-market adjustments of $58.9 million.

(b)	Net of 1.4 million treasury shares.

Research Coverage
The following alphabetical list of research coverage by company and related contact information is included for informational purposes only. GGP does not review any third party advice or investment or research report and therefore expressly does not adopt or endorse any such advice or report.

Banc of America Securities	Christy McElroy	(212) 847-5658

Citigroup	Michael Bilerman	(212) 816-1383
	Ambika Goel	(212) 816-6981

Credit Suisse First Boston	Michael Gorman	(212) 538-4357

Deutsche Bank	Louis Taylor	(212) 250-4912
	Christeen Kim	(212) 250-6771

Friedman Billings Ramsey	Paul Morgan	(703) 469-1255
	Tom Barry	(703) 875-1401

Goldman, Sachs & Co.	Jay Habermann	(917) 343-4260
	Thomas Baldwin	(212) 902-4736

Green Street Advisors	Jim Sullivan	(949) 640-8780
	Ben Yang	(949) 640-8780

J.P. Morgan Securities Inc.	Michael Mueller	(212) 622-6689
	Joseph Dazio	(212) 622-6416

Lehman Brothers	Ross Smotrich	(212) 526-2306
	George Hoglund	(212) 526-4513

Merrill Lynch	Steve Sakwa	(212) 449-0335
	Craig Schmidt	(212) 449-1944

RBC Capital Markets	Richard C. Moore	(216) 378-7625

Stifel Nicolaus	David Fick	(410) 454-5018
	Nate Isbee	(410) 454-4143

UBS	Jeff Spector	(212) 713-6144
	Lindsay Schroll	(212) 713-3402

Wachovia Capital Markets, LLC	Jeff Donnelly	(617) 603-4262
	Rob Laquaglia	(617) 603-4263

Second Quarter Earnings Announcement
July 30, 2008

News Release	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
(312) 960-5000
FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	Tim Goebel
(312) 960-5199
General Growth Properties, Inc. Releases Second Quarter 2008
FFO and Earnings Results
Chicago, Illinois, July 30, 2008 — General Growth Properties, Inc. (NYSE: GGP) (the Company) reported today its operating results for the second quarter 2008. Core Funds From Operations (Core FFO) per fully diluted share were $0.72 for the second quarter of 2008. Core FFO per fully diluted share for the comparable period in 2007 was $0.73. Funds From Operations (FFO) per fully diluted share were $0.71 for the second quarter of 2008, equal to the reported FFO per fully diluted share in the comparable period of 2007. Earnings per share — diluted (EPS) were $0.13 and $0.03, respectively, for the second quarters of 2008 and 2007.
FINANCIAL AND OPERATIONAL HIGHLIGHTS
▪	Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income (NOI) from the Master Planned Communities segment and the (provision for) benefit from income taxes. Core FFO for the second quarter of 2008 was $228.4 million or $0.72 per fully diluted share as compared to $216.6 million or $0.73 per fully diluted share for the second quarter of 2007. Although aggregate Core FFO increased in the second quarter of 2008 by $11.8 million, Core FFO per fully diluted share declined as a result of the issuance of common stock in 2008.

▪	FFO was $228.0 million in the second quarter of 2008, an increase of approximately 8.4% or $17.7 million, from $210.3 million in the second quarter of 2007, primarily as a result of higher real estate property net operating income in 2008 in our retail and other operating segment.

▪	EPS in the second quarter of 2008 were $0.13, a $0.10 increase from the comparable 2007 quarter. The higher EPS in 2008 is primarily due to the $30.8 million, net of minority interest (or approximately $0.12 per share), in gains recognized on the previously reported sales of certain office buildings in the second quarter of 2008.

▪	Development Projects
The Company, in collaboration with certain retailers, has decided to defer the opening of certain near and intermediate term new development and redevelopment projects. As a result, approximately $500 million of development expenditures will be deferred during the next 18 months. The principal factors for the Company’s decision are the current retail and credit market conditions. The Company believes that such deferral will enhance the likelihood that these new development and redevelopment projects will open when general economic conditions are more favorable and when attractive financing is more generally available.

▪	Core FFO per share guidance
We currently project 2008 Core FFO to be approximately $3.42 per share, ($0.77 and $1.17 for the third and fourth quarters of 2008, respectively, in addition to the $1.48 in Core FFO per share already produced), or approximately 15% above the Core FFO per share amount of $2.97 for 2007. The decrease in current 2008 Core FFO guidance from previous amounts is primarily due to lower forecasted NOI in the second half of 2008, due to the likely continuation of the current weak economic conditions.
SEGMENT RESULTS
Retail and Other Segment
▪	NOI increased to $628.8 million for the second quarter of 2008, 8.4% above the $580.3 million reported for the second quarter of 2007. The majority of this increase is due to the acquisition of our venture partner’s 50% interest in Homart I in July 2007, which resulted in the consolidation of 20 of the 23 properties in that portfolio that were previously reported as unconsolidated in our operating results.

▪	Revenues from consolidated properties for the second quarter of 2008, were $775.1 million, an increase of 14.9% compared to $674.6 million for the same period in 2007. This increase is primarily due to the Homart I acquisition, as discussed above. Excluding such acquisition, consolidated revenues would have increased by approximately $11.0 million or 1.6%.

▪	Revenues from unconsolidated properties, at the Company’s ownership share, for the quarter declined 16.6% to $153.8 million, compared to $184.4 million in the second quarter of 2007. The decline was primarily due to the acquisition of our venture partner’s interest in the Homart I properties.

▪	Comparable tenant sales increased 0.8% in 2008, while total tenant sales were consistent with the same period last year, both on a trailing twelve month basis.

▪	Comparable NOI from consolidated properties in the second quarter of 2008 increased by 2.6% compared to the same period last year, and increased by 3.9% for the first half of 2008 compared to the first half of 2007.

▪	Comparable NOI from unconsolidated properties at the Company’s ownership share for the quarter increased by approximately 7.9% compared to the second quarter of 2007, and increased by 8.2% for the first half of 2008 compared to the first half of 2007.

▪	Retail Center occupancy increased to 93.2% at June 30, 2008 from 92.9% at June 30, 2007.

▪	Sales per square foot for the second quarter of 2008 and 2007 (on a trailing twelve month basis) were both $459.
Master Planned Communities Segment
▪	Reflecting a stagnant housing market, NOI from the Master Planned Communities segment for the second quarter of 2008 was $0.6 million for consolidated properties and $6.6 million for unconsolidated properties as compared to $6.6 million and $7.9 million, respectively, in 2007.

▪	Land sale revenues for the second quarter of 2008 were $15.9 million for consolidated properties and $17.8 million for unconsolidated properties, compared to $36.1 million and $22.7 million, respectively, for the second quarter of 2007. Such declines in land sale revenues reflect a reduced sales pace for 2008, a trend from the first quarter of 2008 that is expected to continue into 2009.
CONFERENCE CALL/WEBCAST
General Growth Properties, Inc. will host a live Webcast of its conference call regarding this announcement on our website, www.ggp.com. This Webcast will take place on Thursday, July 31, 2008, at 9:00 a.m. Eastern Time (8:00 a.m. CDT, 6:00 a.m. PDT). The Webcast can be accessed by selecting the conference call icon on the GGP home page.
The Company is one of the largest U.S.-based publicly traded Real Estate Investment Trusts (REIT) based upon market capitalization. The Company currently has ownership interest in, or management responsibility for, over 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the Company website at http://www.ggp.com.
NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS AND CORE FFO
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a REIT. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance. However, we believe that FFO is a less meaningful supplemental measure for the Master Planned Communities segment of our business. FFO does not facilitate an understanding of the operating performance of the Master Planned Communities segment of our business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. In addition, the Master Planned Communities segment of our business is operated within taxable REIT subsidiaries and therefore our income tax expense is largely attributable to this segment of the business. To isolate these parts of the Company from the Retail and Other segment, for which FFO is a relevant measure of operating performance, the Company also uses Core FFO as an operating measure. Core FFO is defined as FFO excluding the NOI from the Master Planned Communities segment and the (provision for) benefit from income taxes.
In order to provide a better understanding of the relationship between Core FFO, FFO and GAAP net income, a reconciliation of Core FFO and FFO to GAAP net income has been provided. Neither Core FFO nor FFO represent cash flow from operating activities in accordance with GAAP, neither should be considered as an alternative to GAAP net income and neither is necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.
REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
The Company believes that NOI is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, minority interest in consolidated joint ventures, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.
Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.
PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of such elements of the Company’s overall operations.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including full year 2008 Core FFO per share guidance and expected sales trends in the Master Planned Communities segment. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, tenant occupancy and tenant bankruptcies, the level of indebtedness and interest rates, retail and credit market conditions, land sales in the Master Planned Communities segment, the cost and success of development and re-development projects and our ability to successfully manage growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K (as amended by Amendment No.1 to such report filed on Form 10-K/A), which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Funds From Operations (“FFO”)
Company stockholders	$190,996	$173,359	$375,260	$577,890
Operating Partnership unitholders	37,027	36,917	75,964	124,053

Operating Partnership	$228,023	$210,276	$451,224	$701,943

Increase (decrease) in FFO over comparable prior year period	8.4%	15.5%	(35.7)%	71.5%

FFO per share:
Company stockholders — basic	$0.71	$0.71	$1.47	$2.37
Operating Partnership — basic	0.71	0.71	1.47	2.37
Operating Partnership — diluted	0.71	0.71	1.46	2.36
Increase (decrease) in diluted FFO over comparable prior year period	—%	14.5%	(38.1)%	69.8%

Core Funds From Operations (“Core FFO”)
Core FFO	$228,440	$216,562	$455,063	$408,975
Core FFO per share — diluted	0.72	0.73	1.48	1.38
Increase in Core FFO over comparable prior year period	5.5%	17.7%	11.3%	4.0%

Dividends
Dividends paid per share	$0.50	$0.45	$1.00	$0.90
Payout ratio (% of diluted FFO paid out)	70.4%	63.4%	68.5%	38.1%

Real Estate Property Net Operating Income (“NOI”)
Retail and Other:
Consolidated	$529,580	$464,980	$1,070,236	$913,664
Unconsolidated	99,254	115,302	192,661	225,333

Total Retail and Other	628,834	580,282	1,262,897	1,138,997

Master Planned Communities:
Consolidated	644	6,588	(210)	10,237
Unconsolidated	6,606	7,895	14,318	13,561

Total Master Planned Communities	7,250	14,483	14,108	23,798

Total Real estate property net operating income	$636,084	$594,765	$1,277,005	$1,162,795

	June 30,	December 31,
Selected Balance Sheet Information	2008	2007

Cash and cash equivalents	$87,444	$99,534

Investment in real estate:
Net land, buildings and equipment	$22,773,140	$22,359,249
Developments in progress	1,196,249	987,936
Net investment in and loans to/from
Unconsolidated Real Estate Affiliates	1,827,629	1,803,366
Investment land and land held for development and sale	1,678,838	1,639,372

Net investment in real estate	$27,475,856	$26,789,923

Total assets	$29,505,588	$28,814,319

Mortgage, notes and loans payable	$24,461,117	$24,282,139
Minority interest — Preferred	121,482	121,482
Minority interest — Common	434,636	351,362
Stockholders’ equity	1,991,001	1,456,696

Total capitalization (at cost)	$27,008,236	$26,211,679

	Consolidated Properties			Unconsolidated Properties(a)
			Average		Average
	Outstanding		Interest	Outstanding	Interest
Summarized Debt Information	Balance		Rate(d)	Balance	Rate(d)

Fixed rate (c)	$20,240,942		5.55%	$2,903,863	5.68%
Variable rate (c)	4,018,737		4.22	310,959	6.87

Totals	$24,259,679	(b)	5.33%	$3,214,822	5.79%

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes liabilities to special improvement districts of $71.0 million, minority interest adjustment of $71.5 million and purchase accounting mark-to-market adjustments of $58.9 million.

(c)	Includes the effects of interest rate swaps.

(d)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Minimum rents	$507,099	$443,432	$1,032,041	$879,474
Tenant recoveries	231,548	195,403	463,179	394,858
Overage rents	10,892	10,876	24,410	26,456
Land sales	15,855	36,130	24,921	59,923
Management and other fees	21,918	26,348	42,157	53,920
Other	28,306	27,893	59,232	54,244

Total revenues	815,618	740,082	1,645,940	1,468,875

Expenses:
Real estate taxes	69,004	55,089	137,653	111,949
Repairs and maintenance	56,997	47,918	119,098	98,891
Marketing	8,776	10,713	21,052	23,294
Other property operating costs	104,434	97,609	216,326	197,645
Land sales operations	15,211	29,542	25,131	49,686
Provision for (recovery of) doubtful accounts	6,287	(1,701)	8,996	3,791
Property management and other costs	54,804	56,447	106,942	109,589
General and administrative	4,416	4,030	12,515	16,299
Depreciation and amortization	191,242	163,289	375,501	338,408

Total expenses	511,171	462,936	1,023,214	949,552

Operating income	304,447	277,146	622,726	519,323

Interest income	1,449	2,944	2,006	4,977
Interest expense	(312,943)	(275,547)	(632,337)	(543,896)

(Loss) income before income taxes, minority interest and equity in income of Unconsolidated Real Estate Affiliates	(7,047)	4,543	(7,605)	(19,596)
(Provision for) benefit from income taxes	(6,866)	(17,647)	(16,257)	270,744
Minority interest	(3,969)	(5,085)	(9,290)	(59,502)
Equity in income of Unconsolidated Real Estate Affiliates	21,145	26,581	44,973	46,940

Income from continuing operations	3,263	8,392	11,821	238,586
Discontinued operations, net of minority interest — gains on dispositions	30,819	—	30,819	—

Net income	$34,082	$8,392	$42,640	$238,586

Basic Earnings Per Share:
Continuing operations	$0.01	$0.03	$0.05	$0.98
Discontinued operations	0.12	—	0.12	—

Total basic earnings per share	$0.13	$0.03	$0.17	$0.98

Diluted Earnings Per Share:
Continuing operations	$0.01	$0.03	$0.05	$0.97
Discontinued operations	0.12	—	0.12	—

Total diluted earnings per share	$0.13	$0.03	$0.17	$0.97

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended June 30, 2008
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$507,099	$94,544	$601,643
Tenant recoveries	231,548	39,522	271,070
Overage rents	10,892	1,723	12,615
Other, including minority interest	25,539	18,012	43,551

Total property revenues	775,078	153,801	928,879

Property operating expenses:
Real estate taxes	69,004	11,990	80,994
Repairs and maintenance	56,997	8,945	65,942
Marketing	8,776	1,590	10,366
Other property operating costs	104,434	31,534	135,968
Provision for doubtful accounts	6,287	488	6,775

Total property operating expenses	245,498	54,547	300,045

Retail and other net operating income	529,580	99,254	628,834

Master Planned Communities
Land sales	15,855	17,802	33,657
Land sales operations	(15,211)	(11,196)	(26,407)

Master Planned Communities net operating income	644	6,606	7,250

Real estate property net operating income	530,224	105,860	$636,084

Management and other fees	21,918	5,477
Property management and other costs	(20,590)	(584)
Headquarters/regional costs	(34,214)	(9,508)
General and administrative	(4,416)	(2,464)
Depreciation on non-income producing assets, including headquarters building	(2,603)	—
Interest income	1,449	1,363
Interest expense	(312,943)	(41,876)
Provision for income taxes	(6,866)	(801)
Preferred unit distributions	(2,903)	—
Other FFO from minority interest	1,470	30

FFO	170,526	57,497
Equity in FFO of Unconsolidated Properties	57,497	(57,497)

Operating Partnership FFO	$228,023	$—

	Three Months Ended June 30, 2007
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$443,432	$112,053	$555,485
Tenant recoveries	195,403	47,684	243,087
Overage rents	10,876	1,467	12,343
Other, including minority interest	24,897	23,197	48,094

Total property revenues	674,608	184,401	859,009

Property operating expenses:
Real estate taxes	55,089	14,392	69,481
Repairs and maintenance	47,918	10,640	58,558
Marketing	10,713	2,874	13,587
Other property operating costs	97,609	40,796	138,405
(Recovery of) provision for doubtful accounts	(1,701)	397	(1,304)

Total property operating expenses	209,628	69,099	278,727

Retail and other net operating income	464,980	115,302	580,282

Master Planned Communities
Land sales	36,130	22,661	58,791
Land sales operations	(29,542)	(14,766)	(44,308)

Master Planned Communities net operating income	6,588	7,895	14,483

Real estate property net operating income	471,568	123,197	$594,765

Management and other fees	26,348	4,074
Property management and other costs	(18,714)	(779)
Headquarters/regional costs	(37,733)	(10,865)
General and administrative	(4,030)	(1,423)
Depreciation on non-income producing assets, including headquarters building	(3,076)	—
Interest income	2,944	8,046
Interest expense	(275,547)	(51,304)
Provision for income taxes	(17,647)	(3,122)
Preferred unit distributions	(3,055)	—
Other FFO from minority interest	1,394	—

FFO	142,452	67,824
Equity in FFO of Unconsolidated Properties	67,824	(67,824)

Operating Partnership FFO	$210,276	$—

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Six Months Ended June 30, 2008
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$1,032,041	$187,236	$1,219,277
Tenant recoveries	463,179	78,613	541,792
Overage rents	24,410	3,035	27,445
Other, including minority interest	53,731	31,552	85,283

Total property revenues	1,573,361	300,436	1,873,797

Property operating expenses:
Real estate taxes	137,653	23,581	161,234
Repairs and maintenance	119,098	18,246	137,344
Marketing	21,052	3,778	24,830
Other property operating costs	216,326	61,387	277,713
Provision for doubtful accounts	8,996	783	9,779

Total property operating expenses	503,125	107,775	610,900

Retail and other net operating income	1,070,236	192,661	1,262,897

Master Planned Communities
Land sales	24,921	40,920	65,841
Land sales operations	(25,131)	(26,602)	(51,733)

Master Planned Communities net operating (loss) income	(210)	14,318	14,108

Real estate property net operating income	1,070,026	206,979	$1,277,005

Management and other fees	42,157	10,508
Property management and other costs	(39,012)	(1,526)
Headquarters/regional costs	(67,930)	(18,198)
General and administrative	(12,515)	(4,719)
Depreciation on non-income producing assets, including headquarters building	(5,399)	—
Interest income	2,006	3,071
Interest expense	(632,337)	(80,986)
Provision for income taxes	(16,257)	(1,690)
Preferred unit distributions	(5,806)	—
Other FFO from minority interest	2,791	61

FFO	337,724	113,500
Equity in FFO of Unconsolidated Properties	113,500	(113,500)

Operating Partnership FFO	$451,224	$—

	Six Months Ended June 30, 2007
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$879,474	$221,219	$1,100,693
Tenant recoveries	394,858	95,944	490,802
Overage rents	26,456	3,934	30,390
Other, including minority interest	48,446	44,655	93,101

Total property revenues	1,349,234	365,752	1,714,986

Property operating expenses:
Real estate taxes	111,949	29,521	141,470
Repairs and maintenance	98,891	21,761	120,652
Marketing	23,294	6,246	29,540
Other property operating costs	197,645	81,643	279,288
Provision for doubtful accounts	3,791	1,248	5,039

Total property operating expenses	435,570	140,419	575,989

Retail and other net operating income	913,664	225,333	1,138,997

Master Planned Communities
Land sales	59,923	36,022	95,945
Land sales operations	(49,686)	(22,461)	(72,147)

Master Planned Communities net operating income	10,237	13,561	23,798

Real estate property net operating income	923,901	238,894	$1,162,795

Management and other fees	53,920	8,162
Property management and other costs	(45,273)	(1,578)
Headquarters/regional costs	(64,316)	(21,992)
General and administrative	(16,299)	(1,558)
Depreciation on non-income producing assets, including headquarters building	(6,191)	—
Interest income	4,977	11,723
Interest expense	(543,896)	(103,388)
Benefit from (provision for) income taxes	270,744	(1,574)
Preferred unit distributions	(7,113)	—
Other FFO from minority interest	2,800	—

FFO	573,254	128,689
Equity in FFO of Unconsolidated Properties	128,689	(128,689)

Operating Partnership FFO	$701,943	$—

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN NON-CASH REVENUES AND EXPENSES
REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	June 30, 2008		June 30, 2007
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$2,812	$2,144	$8,517	$2,367
Straight-line rent	9,961	2,137	8,347	2,507
Other property operating costs:
Non-cash ground rent expense	(1,820)	(231)	(1,589)	(193)
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(981)	—
Interest expense:
Statutory interest expense on Glendale judgment being appealed	(2,225)	—	—	—
Mark-to-market adjustments on debt	4,354	754	7,531	1,076
Amortization of deferred finance costs	(3,490)	(441)	(4,539)	(461)
Debt extinguishment costs:
Write-off of mark-to-market adjustments	—	—	112	—
Write-off of deferred finance costs	(1)	(244)	(2,387)	—

Totals	$8,610	$4,119	$15,011	$5,296

	Six Months Ended		Six Months Ended
	June 30, 2008		June 30, 2007
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$8,747	$4,280	$18,057	$4,734
Straight-line rent	21,903	4,934	17,755	5,486
Other property operating costs:
Non-cash ground rent expense	(3,555)	(462)	(3,178)	(385)
Real estate taxes:
Real estate tax stabilization agreement	(1,962)	—	(1,962)	—
Interest expense:
Statutory interest expense on Glendale judgment being appealed	(4,457)	—	—	—
Mark-to-market adjustments on debt	8,520	1,466	18,037	2,070
Amortization of deferred finance costs	(12,230)	(821)	(8,070)	(913)
Debt extinguishment costs:
Write-off of mark-to-market adjustments	—	—	112	—
Write-off of deferred finance costs	207	(244)	(2,387)	—

Totals	$17,173	$9,153	$38,364	$10,992

WEIGHTED AVERAGE SHARES
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Basic	267,369	244,960	256,067	244,165
Diluted	267,597	245,627	256,253	244,850
Assuming full conversion of Operating Partnership units:
Basic	319,202	297,125	307,903	296,579
Diluted	319,430	297,792	308,089	297,264

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income
Real estate property net operating income:
Segment basis	$636,084	$594,765	$1,277,005	$1,162,795
Unconsolidated Properties	(105,860)	(123,197)	(206,979)	(238,894)

Consolidated Properties	530,224	471,568	1,070,026	923,901
Management and other fees	21,918	26,348	42,157	53,920
Property management and other costs	(20,590)	(18,714)	(39,012)	(45,273)
Headquarters/regional costs	(34,214)	(37,733)	(67,930)	(64,316)
General and administrative	(4,416)	(4,030)	(12,515)	(16,299)
Depreciation and amortization	(191,242)	(163,289)	(375,501)	(338,408)
Minority interest in NOI of Consolidated Properties and other	2,767	2,996	5,501	5,798

Operating income	$304,447	$277,146	$622,726	$519,323

Reconciliation of Core FFO to Funds From Operations (“FFO”) and to GAAP Net Income
Core FFO	$228,440	$216,562	$455,063	$408,975
Master Planned Communities net operating income	7,250	14,483	14,108	23,798
(Provision for) benefit from income taxes	(7,667)	(20,769)	(17,947)	269,170

Funds From Operations — Operating Partnership	228,023	210,276	451,224	701,943
Depreciation and amortization of capitalized real estate costs	(225,010)	(200,471)	(438,665)	(412,983)
Minority interest in depreciation of Consolidated Properties and other	828	47	1,653	842
Minority interest to Operating Partnership unitholders	(578)	(1,460)	(2,391)	(51,216)

Income from continuing operations	3,263	8,392	11,821	238,586
Discontinued operations, net of minority interest — gains on dispositions	30,819	—	30,819	—

Net income	$34,082	$8,392	$42,640	$238,586

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Affiliates
Equity in Unconsolidated Properties:
NOI	$105,860	$123,197	$206,979	$238,894
Net property management fees and costs	4,893	3,295	8,982	6,584
Net interest expense	(40,513)	(43,258)	(77,915)	(91,665)
Headquarters, general and administrative, income taxes and minority interest in FFO	(12,743)	(15,410)	(24,546)	(25,124)

FFO of unconsolidated properties	57,497	67,824	113,500	128,689
Depreciation and amortization of capitalized real estate costs	(36,371)	(40,258)	(68,562)	(80,766)
Other, including (loss) on sales of investment properties	19	(985)	35	(983)

Equity in income of unconsolidated real estate affiliates	$21,145	$26,581	$44,973	$46,940

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	319,202	297,125	307,903	296,579
Conversion of Operating Partnership units	(51,833)	(52,165)	(51,836)	(52,414)

Weighted average number of Company shares outstanding — GAAP EPS	267,369	244,960	256,067	244,165

Diluted:
Weighted average number of shares outstanding — FFO per share	319,430	297,792	308,089	297,264
Conversion of Operating Partnership units	(51,833)	(52,165)	(51,836)	(52,414)

Weighted average number of Company shares outstanding — GAAP EPS	267,597	245,627	256,253	244,850

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

	Three Months	Six Months
	Ended	Ended
	June 30, 2008	June 30, 2008

Cash From Recurring Operations
FFO — Operating Partnership	$228,023	$451,224
Plus (Less):
Non-FFO cash from Master Planned Communities	(30,511)	(61,196)
Deferred income taxes	(2,774)	(1,245)
Tenant allowances and capitalized leasing costs (a)	(41,656)	(73,962)

Above and below-market tenant leases, net	(4,956)	(13,027)
Straight-line rent adjustment	(12,098)	(26,837)
Non-cash ground rent expense	2,051	4,017
Real estate tax stabilization agreement	981	1,962

Statutory interest expense on Glendale judgment being appealed	2,225	4,457
Mark-to-market adjustments on debt	(5,108)	(9,986)
Amortization of deferred finance costs	3,931	13,051
Debt extinguishment costs:
Write-off of deferred finance costs	245	37

Cash From Recurring Operations - Operating Partnership	$140,353	$288,495

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$140,353	$288,495
Less common dividends/distributions paid	(159,757)	(307,723)

Retained Funds From Recurring Operations - Operating Partnership	$(19,404)	$(19,228)

(a)	Reflects only recurring tenant allowances; allowances that relate to new and re-development projects are excluded.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Core FFO
Operating Partnership FFO	$228,023	$210,276	$451,224	$701,943
Exclusions, at the Company’s share:
Master Planned Communities net operating income	(7,250)	(14,483)	(14,108)	(23,798)
Provision for (benefit from) income taxes	7,667	20,769	17,947	(269,170)

Core FFO	$228,440	$216,562	$455,063	$408,975

Weighted average shares assuming full conversion of Operating Partnership units - diluted	319,430	297,792	308,089	297,264

Core FFO — per share	$0.72	$0.73	$1.48	$1.38

GENERAL GROWTH PROPERTIES, INC.
TENANT ALLOWANCES, STRAIGHT LINE RENT & SFAS #141 & #142
(dollars in thousands)

*	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded. Certain amounts have been reclassified to conform to the current period presentation.

GENERAL GROWTH PROPERTIES, INC.
TRAILING TWELVE MONTH EBITDA AND COVERAGE RATIOS (a)
(dollars in thousands)

	Twelve Months Ended
	06/30/2008	03/31/2008	12/31/2007	9/30/2007
Pro Rata EBITDA (a)
GAAP Net Income	$92,007	$66,318	$287,954	$299,460
Discontinued Operations, Net of Minority Interest — Gains on Dispositions	(30,819)	—	—	823
Income Allocated to Minority Interest	26,800	27,916	77,012	82,489
Interest Expense	1,391,525	1,360,346	1,327,203	1,296,416
Income Taxes	(4,212)	8,891	(289,430)	(207,490)
Amortization of Deferred Finance Costs	24,641	25,710	20,574	18,838
Debt Extinguishment Costs	(3,913)	(1,883)	(1,675)	(112)
Interest Income	(13,544)	(18,225)	(21,575)	(24,732)
Depreciation and Amortization	834,014	809,966	809,161	863,909

Pro Rata EBITDA	$2,316,499	$2,279,039	$2,209,224	$2,329,601

Net Interest (a)
Amortization of Deferred Finance Costs	(24,641)	(25,710)	(20,574)	(18,838)
Debt Extinguishment Costs	3,913	1,883	1,675	112
Interest Expense	(1,391,525)	(1,360,346)	(1,327,203)	(1,296,416)
Interest Income	13,544	18,225	21,575	24,732

Net Interest	$(1,398,709)	$(1,365,948)	$(1,324,527)	$(1,290,410)

Interest Coverage Ratio	1.66	1.67	1.67	1.81

Fixed Charges (b)
Net Interest	$(1,398,709)	$(1,365,948)	$(1,324,527)	$(1,290,410)
Preferred Unit Distributions	(11,656)	(11,808)	(12,963)	(14,142)

Fixed Charges	$(1,410,365)	$(1,377,756)	$(1,337,490)	$(1,304,552)

Ratio of Pro Rata EBITDA to Fixed Charges	1.64	1.65	1.65	1.79

Fixed Charges & Common Dividend
Fixed Charges	$(1,410,365)	$(1,377,756)	$(1,337,490)	$(1,304,552)
Common Dividend/Distributions	(588,773)	(562,839)	(547,788)	(532,093)

Fixed Charges & Common Dividend	$(1,999,138)	$(1,940,595)	$(1,885,278)	$(1,836,645)

Ratio of Pro Rata EBITDA to Fixed Charges & Common Dividend	1.16	1.17	1.17	1.27

Certain amounts have been reclassified to conform to the current period presentation.

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share.

(b)	Excludes principal amortization payments.

GENERAL GROWTH PROPERTIES, INC.
COMPARABLE NOI GROWTH
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Comparable NOI Growth	2008	2007	2008	2007
Total Retail and Other NOI	$628,834	$580,282	$1,262,897	$1,138,997
NOI from noncomparable properties	(25,187)	(26,191)	(55,723)	(45,227)
Corporate and other (a)	60	29,938	(401)	61,408

Comparable NOI (b)	$603,707	$584,029	$1,206,773	$1,155,178

Increase in Comparable NOI	3.4%		4.5%

Certain amounts have been reclassified to conform to the current period presentation.

(a)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to operations. In addition, due to the acquisition of our partner’s 50% interest in GGP/Homart I in July 2007 and, since GGP owned an interest in and managed the GGP/Homart I properties throughout 2007 and 2008, this amount includes an adjustment to reflect such additional 50% interest for all periods in the comparable NOI presentation.

(b)	Comparable properties are properties that have been owned and operated for the entire time during the compared accounting periods, excluding those properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — NET OPERATING INCOME BY COMMUNITY
(dollars in thousands)

	Consolidated Properties				Unconsolidated	Company Portfolio
	Maryland			Total	Property @ Share	Total MPC
	Properties (a)	Summerlin	Bridgeland	Consolidated	The Woodlands	Segment

Three Months Ended

June 30, 2008
Land Sales (b)	$741	$10,490	$4,624	$15,855	$17,802	$33,657
Land Sales Operations (c) (d)	1,463	10,216	3,532	15,211	11,196	26,407

Net Operating Income (Loss)	$(722)	$274	$1,092	$644	$6,606	$7,250

June 30, 2007
Land Sales (b)	$6,416	$23,610	$6,104	$36,130	$22,661	$58,791
Land Sales Operations (c) (d)	7,160	17,850	4,532	29,542	14,766	44,308

Net Operating Income (Loss)	$(744)	$5,760	$1,572	$6,588	$7,895	$14,483

Six Months Ended

June 30, 2008
Land Sales (b)	$976	$16,124	$7,821	$24,921	$40,920	$65,841
Land Sales Operations (c) (d)	2,325	16,426	6,380	25,131	26,602	51,733

Net Operating Income (Loss)	$(1,349)	$(302)	$1,441	$(210)	$14,318	$14,108

June 30, 2007
Land Sales (b)	$9,937	$38,722	$11,264	$59,923	$36,022	$95,945
Land Sales Operations (c) (d)	10,718	30,961	8,007	49,686	22,461	72,147

Net Operating Income (Loss)	$(781)	$7,761	$3,257	$10,237	$13,561	$23,798

(a)	Maryland Properties include Columbia and Fairwood.

(b)	Includes builder price participation.

(c)	Land Sales Operations includes selling and general and administrative expenses.

(d)	Land Sales Operations for Summerlin includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — VALUATION AND NET CASH FLOW GENERATED
(dollars in thousands)
VALUATION

Investment Land and Land Held for Development and Sale:
Net Book Value — Balance Sheet as of June 30, 2008 (a)	$1,678,838
Estimated Value of Assets as of December 31, 2007 (b)	3,280,178
NET CASH FLOW GENERATED

	Six Months Ended June 30,
	2008	2007
Net Operating Income	$14,108	$23,798
Cost of Land Sales	5,473	21,031
The Woodlands Operations (c)	(14,318)	(13,561)
The Woodlands Cash Distribution for 2007 (c)	—	5,250
Other Adjustments to Derive Cash Generated (d)	(1,759)	17,826

Total Cash Generated	3,504	54,344

Land Development Expenditures, Net of Related Financing	(50,593)	(60,524)

Estimated Net Cash Flow generated by Master Planned Communities Segment (e)	$(47,089)	$(6,180)

(a)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements excluding the Company’s share of The Woodlands Operations.

(b)	The estimated value reflects management’s valuation of the gross assets, including the Company’s share of The Woodlands, based upon a number of assumptions including historical sales rates and historical price appreciation. The estimated value is not based on any third party purchase offers and does not reflect any reduction for the final Summerlin distribution scheduled to be made in the first quarter of 2010 pursuant to the CSA.

(c)	Since The Woodlands partnership retains all funds until the end of the year, The Woodlands NOI is excluded from the Estimated Net Cash Flow generated by Master Planned Communities segment. The partnership cash distribution is based on the final cash earned by The Woodlands and generally occurs at the end of each year. In 2007, $70.8 million was distributed in the fourth quarter.

(d)	Includes collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA, builder price participation and other miscellaneous items.

(e)	Estimated net cash flow used excludes the estimated semi-annual distributions to be paid pursuant to the CSA. It does not, however, include any provision for income taxes on the earnings of the Master Planned Communities segment which is operated through taxable REIT subsidiaries.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — LOT SALES, PRICING AND ACREAGE BY COMMUNITY
(dollars in thousands)

		Lot Sales and Pricing (a)		Acreage (b)
		Six Months Ended		Total	Remaining
		June 30,		Gross	Saleable
		2008	2007	Acres	Acres
Maryland Properties (c)
Residential	- Acres Sold	—	0.7		263
	- Average Price/Acre	$—	$589
Commercial	- Acres Sold	—	19.0		325
	- Average Price/Acre	$—	$405
Maryland Properties Acreage				19,100	588

Summerlin (d)
Residential	- Acres Sold	3.1	17.2		6,812
	- Average Price/Acre	$1,868	$1,263
Commercial	- Acres Sold	—	4.9		867
	- Average Price/Acre	$—	$1,055
Summerlin Acreage				22,500	7,679

Bridgeland
Residential	- Acres Sold	27.7	41.5		5,998
	- Average Price/Acre	$254	$247
Commercial	- Acres Sold	—	—		1,261
	- Average Price/Acre	$—	$—
Bridgeland Acreage				11,400	7,259

The Woodlands (e)
Residential	- Acres Sold	150.9	143.6		1,904
	- Average Price/Acre	$382	$374
Commercial	- Acres Sold	25.2	12.1		1,095
	- Average Price/Acre	$588	$387
The Woodlands Acreage				28,400	2,999

(a)	Lot Sales and Pricing — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where we may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended.

Reference is made to other disclosures in our filings on Forms 10-Q and 10-K/A, as well as page 21 of this supplemental financial information for a discussion of the valuation of this segment of our business.

(b)	Acreage:

Residential - This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features — such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condominiums.

Commercial - Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, houses of worship, and other not-for-profit entities.

Gross Acres - Encompasses all of the land located within the borders of the master planned community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas.

Remaining Saleable Acres - Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as the amount of remaining saleable acres, are primarily based on assumptions regarding entitlements and zoning of the remaining project and are likely to change over time as the master plan is refined.

(c)	Maryland Properties include Columbia and Fairwood.

(d)	Summerlin — Does not reflect impact of CSA. Please refer to most recent Form 10-K/A for more information. Average price per acre includes assumption of special improvement district financing.

(e)	The Woodlands — Shown at 100% for context. GGP Share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	6/30/2008		12/31/2007	12/31/2006	12/31/2005
Capital Information

Closing common stock price per share	$35.03		$41.18	$52.23	$46.99
52 Week High (a)	57.84		67.43	55.70	48.27
52 Week Low (a)	30.20		39.31	42.36	31.38
Total Return — Trailing Twelve Months (share appreciation and dividend)	-30.2%		-17.6%	14.7%	34.1%

Common Shares and Common Units outstanding at end of period	319,507,146	(b)	295,749,082	294,957,220	292,258,544

Portfolio Capitalization Data
Total Portfolio Debt (c)
Fixed	$23,144,805		$23,580,449	$21,172,774	$17,293,150
Variable	4,329,696		3,546,063	2,980,055	6,085,638
Total Preferred Securities	121,482		121,482	182,828	205,944
Stock market value of common stock and Operating Partnership units outstanding at end of period	11,192,332		12,178,947	15,405,616	13,733,229

Total Market Capitalization at end of period	$38,788,315	(d)	$39,426,941	$39,741,273	$37,317,961

Leverage Ratio (%)	70.8%		68.8%	60.8%	62.6%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Net of 1.4 million treasury shares.

(c)	Excludes liabilities to special improvement districts, minority interest adjustment and purchase accounting mark-to-market adjustments and includes the effect of interest rate swaps.

(d)	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as the conditions for such exchange were not satisfied as of the period ended June 30, 2008.

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares
Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2007	51,850,986	245,704,746	(1,806,650)	295,749,082

Direct stock purchase and dividend reinvestment plan	—	40,237	—	40,237

Employee stock purchase plan	—	157,296	—	157,296

Redemption of OP Units into common shares	(18,495)	18,495	—	—

Common stock offering	—	22,829,355	—	22,829,355

Issuance of stock for stock option exercises and restricted stock grants, including treasury shares issued for stock option exercises	—	374,380	50	374,430

Issuance of stock, including from treasury, pursuant to the contingent stock agreement	—	—	356,661	356,661

Common Shares and OP Units Outstanding at June 30, 2008	51,832,491	269,124,509	(1,449,939)	319,507,061

Net number of common shares issuable assuming exercise of dilutive stock options at June 30, 2008				129,854

Diluted Common Shares and OP Units Outstanding at June 30, 2008				319,636,915

Weighted average common shares and OP Units outstanding for the six months ended June 30, 2008 (Basic)				307,903,307

Weighted average net number of common shares issuable assuming exercise of dilutive stock options				185,835

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the six months ended June 30, 2008 (a)				308,089,142

(a)	Excludes shares of common stock issuable on any exchange of the 3.98% senior exchangeable notes due 2027, as the conditions for such exchange were not satisfied as of the period ended June 30, 2008.

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY

GENERAL GROWTH PROPERTIES, INC.
DEBT MATURITY AND CURRENT AVERAGE INTEREST RATE SUMMARY
AS OF JUNE 30, 2008
(dollars in thousands)

	Consolidated			Unconsolidated		Company
	Properties			Properties (a)		Portfolio
			Current		Current		Current
			Average		Average		Average
	Maturing		Interest	Maturing	Interest	Maturing	Interest
Year	Amount (b)		Rate (c)	Amount (b)	Rate (c)	Amount (b)	Rate (c)
2008	$2,418,395		5.19%	$136,784	9.16%	$2,555,179	5.40%
2009	3,080,411		5.31%	252,511	5.08%	3,332,922	5.29%
2010	3,882,020		5.18%	637,156	5.13%	4,519,176	5.17%
2011	7,147,778		5.26%	1,169,701	6.04%	8,317,479	5.37%
2012	3,820,307		5.13%	773,048	5.50%	4,593,355	5.19%
2013	2,859,546		6.03%	122,994	5.22%	2,982,540	6.00%
2014	253,219		5.11%	4,447	11.81%	257,666	5.23%
2015	194,265		5.21%	38,273	6.96%	232,538	5.50%
2016	226,088		6.61%	—	0.00%	226,088	6.61%
2017	104,538		6.54%	6,874	6.38%	111,412	6.53%
Subsequent	273,112		5.38%	73,034	6.84%	346,146	5.69%

Totals	$24,259,679	(d)	5.33%	$3,214,822	5.79%	$27,474,501	5.39%

Fixed Rate (e)	20,240,942		5.55%	2,903,863	5.68%	23,144,805	5.57%
Variable Rate (e)	4,018,737		4.22%	310,959	6.87%	4,329,696	4.41%

Totals	$24,259,679	(d)	5.33% (f)	$3,214,822	5.79% (f)	$27,474,501	5.39% (f)

Average Years to Maturity

Fixed Rate Debt	4.03 years	4.26 years	4.06 years
Variable Rate Debt	4.29 years	2.33 years	4.15 years
All GGP Debt	4.07 years	4.07 years	4.07 years

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes principal amortization.

(c)	Reflects the current variable contract rate as of June 30, 2008 for all variable rate loans.

(d)	Reconciliation to GGP Consolidated GAAP debt.

Consolidated
Consolidated debt, from above	$24,259,679
Other liabilities — Special Improvement Districts	71,049
Minority interest ownership adjustment	71,495
Purchase accounting mark-to-market adjustments	58,894

GGP Consolidated GAAP debt	$24,461,117

(e)	Includes the effects of interest rate swaps.

(f)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
SECOND QUARTER 2008 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
March 31, 2008 *	$23,321,021	$3,975,556	$27,296,577

Refinancings:
Property Related	(140,385)	60,319	(80,066)
Non-Property Related	10,578	—	10,578

Interest rate SWAP activity	11,609	(11,609)	—
Revolver Borrowings	—	452,600	452,600
Other Property Related	(58,018)	(147,170)	(205,188)

Net Change	(176,216)	354,140	177,924

June 30, 2008 *	$23,144,805	$4,329,696	$27,474,501

*	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes liabilities to special improvement districts, minority interest adjustment and purchase accounting mark-to-market adjustments.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF JUNE 30, 2008
(dollars in thousands)

FIXED RATE
			Total Debt
Loan	Maturity Date	Rate (a)	Balance
Secured Asset Loans
Grand Teton (b)	07/11/08	3.69%	$26,083
Mayfair (b)	07/11/08	3.17%	179,034
Salem Center (b)	07/11/08	3.70%	25,214
Animas Valley (b)	07/11/08	3.70%	24,345
Pioneer Place (b)	08/01/08	6.76%*	165,275
Foothills (b)	08/29/08	6.63%*	41,918
Northtown Mall	09/01/08	6.77%	73,444
Chula Vista	10/01/08	4.24%	59,548
Pierre Bossier	10/01/08	6.54%*	35,918
Spring Hill	10/01/08	6.61%*	78,810
Tucson Mall	10/13/08	4.35%	119,355
Bayside	11/03/08	6.00%	53,713
Southwest Plaza	11/03/08	6.54%*	73,692
Birchwood	11/11/08	6.72%*	38,714
Mall of the Bluffs	11/11/08	6.72%*	38,714
Oakwood	11/11/08	6.72%*	51,619
Chico Mall	02/11/09	4.89%	57,807
Deerbrook	03/02/09	3.59%	75,591
Jordan Creek	03/02/09	4.66%	188,650
Southland	03/02/09	3.70%	82,734
Prince Kuhio	04/01/09	3.57%	38,513
JP Comm Sr. Austin Bluffs	04/09/09	4.68%	2,348
JP Comm Sr. Division Crossing	04/09/09	4.52%	5,412
JP Comm Sr. Fort Union	04/09/09	4.60%	2,825
JP Comm Sr. Halsey Crossing	04/09/09	4.62%	2,648
JP Comm Sr. Orem Plaza Center St	04/09/09	4.61%	2,525
JP Comm Sr. Orem Plaza State St	04/09/09	4.73%	1,563
JP Comm Sr. Riverpointe Plaza	04/09/09	4.55%	3,911
JP Comm Sr. Riverside Plaza	04/09/09	4.52%	5,597
JP Comm Sr. Woodlands Village	04/09/09	4.50%	7,151
Town East	04/13/09	3.57%	107,302
Grand Canal Shoppes	05/01/09	4.86%	400,070
Coastland	06/01/09	6.73%	98,080
The Crossroads (MI)	06/01/09	7.53%*	40,399
Woodbridge Corporation	06/01/09	4.35%	211,472
Steeplegate	07/31/09	5.08%	79,090
Village of Cross Keys	07/31/09	7.04%*	10,804
Apache	08/03/09	7.05%*	50,172
Cumberland	08/10/09	7.14%	159,469
The Parks at Arlington	09/01/09	7.02%*	138,533
Baybrook	10/01/09	6.66%*	149,528
Oakview	10/01/09	7.19%	116,300
Coral Ridge	11/02/09	6.15%*	99,586
Governor’s Square	12/01/09	7.66%*	58,869
Lakeside Mall	12/01/09	4.37%	183,351
Mall St Matthews	01/04/10	4.90%	146,785
North Star	01/04/10	4.53%	236,403
Ward Centre & Ward Entertainment	01/04/10	4.44%	59,271
Park Place	01/11/10	5.24%	179,080
Visalia	01/11/10	3.89%	42,774
Lansing I	01/15/10	9.35%*	25,035
Pecanland	03/01/10	4.39%	59,305

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Mortgages refinanced with proceeds from $875 million first initial advance of $1.75 billion Secured Term Loan. (See General Growth Properties, Inc. Form 8-K dated July 11, 2008)

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF JUNE 30, 2008
(dollars in thousands)

FIXED RATE
			Total Debt
Loan	Maturity Date	Rate (a)	Balance
Secured Asset Loans Cont.
Southland	03/05/10	5.16%	$110,390
Providence Place	03/11/10	5.22%	362,199
Ridgedale	04/01/10	4.96%	180,858
West Valley	04/01/10	3.51%	58,104
Pioneer Place	04/27/10	10.01%*	635
Peachtree	06/01/10	5.19%	90,862
Coronado	06/07/10	5.18%	171,197
La Cantera	06/07/10	5.29%	129,904
Maine	06/11/10	4.92%	219,506
Burlington	07/01/10	5.50%	31,500
Glenbrook	07/01/10	5.01%	179,814
Regency Square	07/01/10	3.68%	95,727
St. Louis Galleria	07/05/10	4.94%	240,904
Lynnhaven	07/06/10	5.18%	240,352
Boise Towne Plaza	07/09/10	4.88%	11,110
JP Comm Jr. Gateway Crossing	07/09/10	4.80%	15,497
JP Comm Jr. Univ. Crossing	07/09/10	4.82%	11,570
Crossroads Center (MN)	07/30/10	4.87%	85,656
70 Columbia Corporate Center	10/01/10	10.15%*	19,736
Newgate	10/01/10	4.96%	41,672
Park City	10/01/10	5.30%	151,585
Staten Island	10/01/10	6.11%*	282,267
Fashion Place	10/05/10	5.41%	146,408
110 North Wacker	10/11/10	5.14%	46,128
Chapel Hills	10/11/10	5.15%	117,273
Gallery at Harborplace	12/01/10	8.00%	65,378
Rogue Valley	12/31/10	7.96%	26,668
Newpark	02/01/11	7.58%	69,097
Westlake Center	02/01/11	8.00%	65,901
Boise Towne Square	02/10/11	6.74%	71,804
10000 West Charleston	03/01/11	7.88%*	22,072
North Point	03/01/11	5.58%	218,385
Capital	04/01/11	7.52%	20,560
Eden Prairie	04/01/11	4.79%	81,147
Gateway	04/01/11	7.48%	40,293
Greenwood	04/01/11	7.47%	45,237
Mall of Louisiana	04/01/11	5.92%	237,545
Beachwood Place	04/07/11	5.73%	243,082
Vista Ridge	04/11/11	6.89%*	81,620
The Woodlands	06/13/11	6.02%	240,000
Northridge Fashion	07/01/11	7.24%*	128,256
RiverTown	07/01/11	7.58%*	119,560
Willowbrook Mall	07/01/11	6.92%	160,813
Collin Creek Mall	07/11/11	6.87%	67,945
Ala Moana	09/01/11	5.67%	1,500,000
Bayshore	09/01/11	7.20%*	31,460
Eastridge (CA)	09/01/11	5.89%	170,000
Stonestown	09/01/11	5.89%	273,000
Tysons Galleria	09/12/11	5.84%	255,000
Victoria Ward	10/06/11	5.69%	157,000
Augusta Mall	11/11/11	5.50%*	175,000
One Owings Mills	12/01/11	8.50%*	4,391
Eastridge (WY )	12/05/11	5.20%	39,738
Pine Ridge	12/05/11	5.22%	26,792
Red Cliffs	12/05/11	5.25%	25,465
Three Rivers	12/05/11	5.24%	21,813

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF JUNE 30, 2008
(dollars in thousands)

FIXED RATE
			Total Debt
Loan	Maturity Date	Rate (a)	Balance
Secured Asset Loans Cont.
Hulen Mall	12/07/11	5.14%	$114,698
Provo Mall	04/05/12	5.91%	41,170
Spokane Valley Mall	04/05/12	5.91%	41,170
Streets at Southpoint	04/06/12	5.45%	243,824
Oviedo	05/07/12	5.24%	52,554
Sikes Senter	06/01/12	5.32%	62,234
Buckland Hills	07/02/12	5.01%	167,391
Oglethorpe	07/02/12	4.99%	143,441
Valley Plaza	07/11/12	3.98%	97,143
White Marsh	09/01/12	5.68%*	187,000
Corporate Pointe	09/11/12	6.83%*	9,166
Grand Traverse	10/01/12	5.12%	86,500
The Mall in Columbia	10/01/12	5.87%*	400,000
Harborplace	10/05/12	5.95%	50,000
Fox River	12/03/12	6.06%	195,000
Ivanhoe Capital	12/03/12	5.82%	93,713
Columbia Mall (MO)	02/01/13	6.18%	90,000
Market Place	02/01/13	6.16%	106,000
Homart I	02/28/13	6.03%	245,115
Gateway Overlook	03/01/13	5.91%	55,000
Faneuil Hall	04/01/13	5.66%	95,272
Lincolnshire Commons	04/01/13	6.14%	28,000
Pembroke	04/11/13	5.06%	132,283
Fallbrook	06/03/13	6.26%	85,000
Oxmoor	06/03/13	6.95%	57,598
River Hills	06/03/13	6.26%	80,000
Sooner Fashion	06/03/13	6.27%	60,000
Senate Plaza	07/01/13	5.79%	12,134
The Boulevard	07/01/13	4.35%	109,625
1160/80 Town Center	07/15/13	6.99%*	9,216
The Meadows	08/01/13	5.57%	104,303
West Oaks	08/01/13	5.36%	70,884
Moreno Valley	09/11/13	6.07%	88,000
Lakeland	10/01/13	5.24%	55,786
Bay City	12/02/13	5.44%	24,486
Four Seasons	12/11/13	5.68%	102,568
Valley Hills	03/05/14	4.82%	57,786
Washington Park	04/01/14	5.56%	12,276
Brass Mill	04/11/14	4.63%	126,602
Bayside Bond	07/01/14	6.00%	7,555
Mall St Vincent	07/07/14	6.44%	49,000
Paramus Park	10/01/15	4.97%	105,596
Eagle Ridge	10/12/15	5.54%	48,200
Knollwood	10/12/15	5.47%	40,470
Bellis Fair	02/15/16	7.34%*	63,087
Lakeview Square	03/01/16	5.93%	41,819
Country Hills	06/01/16	6.21%	13,675
Providence Place	07/01/16	7.76%*	27,699
Northgate	09/01/16	6.00%	45,527
Piedmont	09/06/16	6.10%	34,282
Southlake	12/05/17	6.55%	100,000
Baltimore Center Garage	06/01/18	6.05%*	17,160
10450 West Charleston	12/31/18	6.84%*	4,835
Providence Place	06/30/28	7.76%*	19,855
Houston Land Notes	2017-2033	6.50%*	24,913
Provo Land Loan	08/01/95	10.08%*	2,250

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF JUNE 30, 2008
(dollars in thousands)

VARIABLE RATE
Loan	Maturity Date	Rate (a)(b)		Total Debt Balance
Corporate Debt
TRCLP Property Note	12/01/08	6.94	%*	$58,000
Insurance Financing - 1	03/01/09	3.71	%*	9,796
Insurance Financing - 3	04/01/09	3.71	%*	318
TRCLP Public Indenture	03/16/09	3.63	%*	395,000
TRCLP Public Indenture	04/30/09	8.00	%*	200,000
Insurance Financing - 2	09/01/10	3.59	%*	465
Exchangeable Senior Notes	04/15/12	4.15	%*	1,550,000
Public Indenture - Company Debt	09/17/12	7.20	%*	400,000
TRCLP Senior Notes	05/01/13	6.91	%*	798,277
TRCLP Public Indenture	11/26/13	5.38	%*	450,000

Total Consolidated Fixed Rate Debt				$20,240,942

Secured Asset Loans
Senior Bridge Loan (c)	07/06/08	3.92%		$375,000
Fashion Show	11/28/08	5.24%		650,000
Palazzo	11/28/08	5.41%		250,000
Oakwood Center	02/09/09	4.23%		95,000
Westlake Land	11/02/21	11.82%		2,437

Unsecured Asset Loans
Credit Agreement Revolver	02/24/11	3.89%		452,600
Credit Agreement Term Loan	02/24/11	3.82%		1,987,500
Trust Preferred Shares	04/30/36	4.58%		206,200

Total Consolidated Variable Rate Debt				$4,018,737

Total Consolidated Debt & Swaps		5.33%		$24,259,679

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Reflects the variable contract rate as of June 30, 2008.

(c)	Refinanced with proceeds from $875 million first initial advance of $1.75 billion Secured Term Loan. (See General Growth Properties, Inc. Form 8-K dated July 11, 2008)

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF JUNE 30, 2008
(dollars in thousands)

FIXED RATE
				Company
Loan	Maturity Date	Rate (a)	Total Debt	Pro Rata Share
Secured Asset Loans
Neshaminy	07/01/08	6.76%*	60,000	$30,000
Woodlands Community	07/25/08	4.81%	1,929	1,013
Towson Town Center	11/10/08	6.84%	128,599	45,010
Woodlands Community	02/23/09	3.80%	434	228
Perimeter Shopping Center	05/01/09	6.77%*	117,680	58,840
Mizner Park	07/01/09	5.09%	58,225	29,113
Carolina Place	01/11/10	4.70%	159,697	80,647
Alderwood	07/06/10	5.03%	289,872	146,386
Christiana Mall	08/02/10	4.61%*	114,209	57,105
Water Tower Place	09/01/10	5.04%	174,135	89,932
Woodlands Community	09/01/10	7.22%	8,101	4,253
Whalers	11/08/10	5.63%	106,142	65,133
Kenwood Towne Centre	12/01/10	5.58%	239,760	168,701
Willowbrook	04/01/11	7.00%*	92,428	46,214
Silver City Galleria	06/10/11	4.95%	131,619	65,810
Austin Mall (Highland)	07/08/11	6.92%	65,253	32,627
Village of Merrick Park	08/08/11	5.94%	190,689	76,276
Northbrook Court	09/01/11	7.17%*	89,912	45,405
Montclair	09/12/11	5.88%	265,000	133,825
Arrowhead	10/03/11	6.92%*	77,808	25,933
First Colony	10/03/11	5.68%	190,924	95,462
Riverchase	10/03/11	5.78%	305,000	152,500
Natick Mall	10/07/11	5.74%	350,000	175,000
Natick West	10/07/11	5.82%	140,000	70,000
Galleria at Tyler	10/11/11	5.46%	250,000	125,000
Pinnacle Hills	12/08/11	5.84%	140,000	70,000
Park Meadows	07/05/12	6.00%*	360,000	126,000
Florence	09/10/12	5.04%	97,844	69,066
Glendale Galleria	10/01/12	5.01%	384,191	192,095
Oakbrook	10/01/12	5.12%*	218,180	103,547
Clackamas	10/05/12	6.35%	200,000	100,000
The Oaks	12/03/12	5.85%	102,000	52,020
Westroads	12/03/12	5.84%	89,250	45,518
Stonebriar	12/11/12	5.30%	169,605	84,802
Bridgewater Commons	01/02/13	5.27%*	137,126	47,994
Altamonte	02/01/13	5.20%*	150,000	75,000
Quail Springs	06/05/15	6.87%	75,000	37,500
CenterPointe Village	01/02/17	6.38%*	13,750	6,875
Turkey — ECE	01/01/18	6.72%	126,361	61,917
Trails Village Center	07/10/23	8.24%*	16,284	8,142
Lake Meade Blvd & Buffalo Part	07/15/23	7.30%*	5,949	2,974

Total Unconsolidated Fixed Rate Debt				$2,903,863

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF JUNE 30, 2008
(dollars in thousands)

VARIABLE RATE
				Company
Loan	Maturity Date	Rate (a)(b)	Total Debt	Pro Rata Share
Secured Asset Loans
Woodlands Community	07/09/08	5.07%	$101	$53
Woodlands Community	10/30/08	5.54%	29,680	15,582
Woodlands Community	07/01/09	3.81%*	4,768	2,503
Woodlands Credit Agreement	08/29/09	4.47%	306,539	160,933
Woodlands Community	12/01/09	6.00%*	1,705	895
Woodlands Community	01/01/10	6.23%*	6,545	3,436
Woodlands Community	05/01/10	3.61%*	30,559	16,043
Woodlands Community	06/01/10	4.22%	2,422	1,272
Woodlands Community	07/01/10	6.00%*	482	253
Woodlands Community	12/01/10	3.66%	7,609	3,995
Superstition Springs	09/09/11	3.32%	67,500	22,498
Brazil — Aliansce	2008-2015	13.73%	170,401	83,496

Total Unconsolidated Variable Rate Debt				$310,959

Total Unconsolidated Debt		5.79%		$3,214,822

Total Debt & Swaps		5.39%		$27,474,501

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (%), the effect of a 360 day rate applied over a 365 day period.

(b)	Reflects the variable contract rate as of June 30, 2008.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF JUNE 30, 2008

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
OPERATING STATISTICS (b)	Properties	Properties	Portfolio (c)
Occupancy	93.0%	94.1%	93.2%
Trailing 12 month total tenant sales per sq. ft.	$442	$517	$459
% change in total sales (d)	-0.5%	0.8%	0.0%
% change in comparable sales (d)	0.8%	0.0%	0.8%
Mall and freestanding GLA (in sq. ft.)	49,255,104	14,075,992	63,331,096

CERTAIN FINANCIAL INFORMATION
Average annualized in place sum of rent and recoverable common area costs per sq. ft. (e) (f)	$45.24	$54.02
Average sum of rent and recoverable common area costs per sq. ft. for new/renewal leases (e) (f)	$37.85	$53.81
Average sum of rent and recoverable common area cost per sq. ft. for leases expiring in 2008 (e) (f)	$33.68	$47.51
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (g)	2.6%	7.9%

Percent of
Minimum Rents,
Tenant Recoveries
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)	and Other

Tenant (including subsidiaries)
Gap, Inc.	2.7%
Limited Brands, Inc.	2.3
Foot Locker, Inc.	2.1
Abercrombie & Fitch Co.	2.0
Macy’s Inc.	1.4
American Eagle Outfitters, Inc.	1.3
J.C. Penney Company, Inc.	1.3
Express, LLC	1.1
Luxottica Group S.P.A.	1.1
Genesco, Inc.	1.0

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(c)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

2007 data previously reported one month behind the reporting date due to tenant (d) reporting timelines, but has been adjusted in 2008 for comparability.

(e)	Represents the sum of rent and recoverable common area costs.

(f)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

(g)	Comparable properties are those properties that have been owned and operated for the entire time during the comparable accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (a)
GLA as of June 30, 2008

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	78,646,191	510,690	50,947,697	330,829	129,593,888
Unconsolidated	22,802,167	651,490	14,867,412	424,783	37,669,579

Company	101,448,358	536,764	65,815,109	348,228	167,263,467
% of Total	60.7%		39.3%		100.0%
Occupancy History

	Consolidated	Unconsolidated	Company
6/30/2008	93.0%	94.1%	93.2%
6/30/2007	92.6%	93.8%	92.9%
12/31/2007	93.4%	94.9%	93.8%
12/31/2006	93.4%	94.2%	93.6%
12/31/2005	92.1%	93.5%	92.5%
12/31/2004	92.1%	91.9%	92.1%
Trailing 12 Month Total Tenant Sales per Square Foot

	Consolidated	Unconsolidated	Company
6/30/2008	$442	$517	$459
6/30/2007	444	513	459
12/31/2007 (b)	444	521	462
12/31/2006 (b)	443	473	453
12/31/2005 (b)	428	455	437
12/31/2004 (b)	402	427	410
Average in Place Sum of Rent and Recoverable Common Area Costs (at 100%) (c)

	Consolidated	Unconsolidated
6/30/2008	$45.24	$54.02
6/30/2007	43.63	48.58
12/31/2007	44.90	53.35
Sum of Rent and Recoverable Common Area Cost Rates (at 100%) (c)

	Year to Date	Full Year	Rent
	New/Renewals	Expirations	Spread
Consolidated
6/30/2008	$37.85	$33.68	$4.17
6/30/2007	39.02	31.38	7.64
12/31/2007	39.64	31.38	8.26

Unconsolidated
6/30/2008	$53.81	$47.51	$6.30
6/30/2007	45.45	37.95	7.50
12/31/2007	50.17	37.95	12.22
Occupancy Cost as a % of Sales (b)

	Consolidated	Unconsolidated	Company
6/30/2008	12.9%	12.6%	12.8%
6/30/2007	12.6%	12.3%	12.5%
12/31/2007	12.5%	12.5%	12.5%
12/31/2006	12.6%	12.4%	12.5%
12/31/2005	12.1%	11.7%	12.0%
12/31/2004	12.5%	13.0%	12.7%

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Due to tenant sales reporting timelines, data presented is one month behind reporting date.

(c)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short and long-term leases.

GENERAL GROWTH PROPERTIES, INC.
RETAIL AND OTHER NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	Six Months Ended		Six Months Ended
	June 30,		June 30,
	2008	% of Total	2007	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$452,949	35.9%	$409,071	35.9%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	142,147	11.3%	131,502	11.5%

South Central
Arkansas, Louisiana, Oklahoma, Texas	147,660	11.7%	144,175	12.7%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	335,432	26.6%	306,141	26.9%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	169,425	13.3%	141,763	12.4%

International	14,883	1.2%	2,660	0.2%

Corporate and Other (a)	401	0.0%	3,685	0.4%

TOTAL	$1,262,897	100.0%	$1,138,997	100.0%

(a)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to property operations.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF JUNE 30, 2008
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
				Sum of Rent
	Sum of Rent and		Sum of Rent and	and		Sum of Rent and
	Recoverable		Recoverable	Recoverable		Recoverable
	Common Area	Square	Common Area	Common Area	Square	Common Area
	Costs	Footage	Costs/Sq. Ft.	Costs	Footage	Costs/Sq. Ft.

2008 (d)	$94,986	2,578	$36.84	$16,261	307	$52.97
2009	208,034	5,303	39.23	23,807	513	46.41
2010	217,307	4,723	46.01	23,429	411	57.00
2011	182,677	3,852	47.42	30,013	497	60.39
2012	213,373	3,951	54.00	29,232	481	60.77
2013	172,379	3,180	54.21	27,975	432	64.76
2014	169,294	2,936	57.66	25,181	354	71.13
2015	191,885	3,137	61.17	39,869	588	67.80
2016	199,033	3,090	64.41	47,556	688	69.12
2017	205,829	3,048	67.53	56,715	727	78.01
Subsequent	288,333	4,516	63.85	75,781	1,143	66.30

Total at Share	$2,143,130	40,314	$53.16	$395,819	6,141	$64.46

All Expirations	$2,143,130	40,314	$53.16	$816,346	12,581	$64.89

Retail Lease Termination Income at Share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Consolidated	$6,522	$3,048	$24,969	$5,353
Unconsolidated	955	469	3,514	1,900

Total Termination Income at Share	$7,477	$3,517	$28,483	$7,253

(a)	Excludes leases on anchors of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(c)	Unconsolidated at share reflect the Company’s interest in the properties owned by the Unconsolidated Real Estate Affiliates.

(d)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

Expansions, Re-developments & New Developments

GENERAL GROWTH PROPERTIES, INC.
ESTIMATED DEVELOPMENT COST SUMMARY
AS OF JUNE 30, 2008
(in millions at share)

Development Summary (a)
Expansion & re-development projects	$959.1
New development projects (b)	939.5

Total expansion, re-development & new development projects	1,898.6

Less Expenditures On Active Projects
Expansion & re-development projects	$340.9
New development projects	528.4

Total expenditures on active projects	869.3

Estimated future development spending	$1,029.3

(a)	Projects listed (per detail on pages 40 and 41) are those that have begun construction or are anticipated to begin construction in the next 18 months.

(b)	Excludes international projects. No incremental GGP funding currently expected.

GENERAL GROWTH PROPERTIES, INC.
EXPANSIONS & RE-DEVELOPMENTS *
Definitive Projects

			Forecasted Cost (in	Projected
Property	Description	Ownership %	millions at share)	Opening

Mondawmin Mall Baltimore, MD	Addition of Target, big box retail, restaurants and mall shop re-development	100%	$60.3	Q4 2008

Montclair Plaza	Nordstrom and mall renovation	50%	27.4	Q4 2008
Montclair, CA

Saint Louis Galleria	Addition of Nordstrom and mall shop GLA	100%	62.7	Q2 2010
Saint Louis, MO

Towson Town Center Towson, MD	Mall Shop renovation and expansion including Crate & Barrel and additional restaurants	35%	38.4	Q4 2008

Tucson Mall	Lifestyle expansion	100%	63.2	Q2 2009
Tucson, AZ

Ward Centers Honolulu, HI	Addition of Whole Foods, parking structure and other retail space	100%	131.8	Q2 2009

Water Tower Place	American Girl and mall shop re-development	52%	35.3	Q4 2008
Chicago, IL

Current estimated additional costs to be incurred on recently opened re-development projects			155.5

Costs incurred and/or anticipated for 41 other re-development projects including those listed below			384.5

Total expansion & re-development projects			$959.1

Planned Projects

Property	Description	Ownership %

Christiana Mall	Nordstrom and lifestyle center expansion	50%
Newark, DE

Cottonwood Holladay, UT	Replace enclosed mall with a mixed-use development including restaurant, retail, office and residential units	100%

Fashion Place Murray, UT	Nordstrom, mall shop and streetscape GLA expansion, and interior mall renovation	100%

*	Projects listed are those that have begun construction or are anticipated to begin construction in the next 18 months.

GENERAL GROWTH PROPERTIES, INC.
NEW DEVELOPMENTS (a)
Definitive Projects

		Forecasted Cost (in	Projected
Property	Description	millions at share)	Opening

Elk Grove Promenade Elk Grove, CA	1.1 million sf open air lifestyle center with retail, entertainment and big box components	$239.1	Q4 2010

Natick	Addition of 59 thousand sf streetscape and parking deck	54.7	Q1 2009
Natick, MA
	Nouvelle at Natick - luxury condominiums	167.7	(b	)

Pinnacle Hills South	Target, restaurants, and additional retail	10.1	Q2 2009
Rogers, AR

The Shops at La Cantera San Antonio, TX	Phase II of The Shops at La Cantera including Barnes and Noble, restaurants, mall shop and office space	90.5	Q4 2008

Current estimated additional costs to be incurred on recently opened new development projects		85.5

Current approved costs for other new development projects including those listed below		291.9

Total new development projects (c)		$939.5

Planned Projects

Property	Description	Ownership %

Bridges at Mint Hill Charlotte, NC	Shopping center anchored by Belks and two other department stores	100%

High Street at Echelon Las Vegas, NV	300 thousand sf retail promenade as part of an 87-acre resort master plan development on the Las Vegas strip	50%

The Shops at Summerlin Centre SM Las Vegas, NV	New retail development of 106 acres in the Summerlin community; project could be expanded in subsequent years	100%

(a)	Projects listed separately are those that have begun construction or are anticipated to begin construction in the next 18 months.

(b)	Anticipated sales period Q4 2008 — Q3 2011.

(c)	Excludes international projects. No incremental GGP funding currently expected.